UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 20, 2009


                        ADVANCED TECHNOLOGIES GROUP, LTD.
             (Exact name of registrant as specified in its charter)

          Nevada                         0-30987                  80-0987213
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

     331 Newman Springs Road
       Bld. 1, 4Fl. Suite 143
          Red Bank, NJ                                              07701
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (732-784-2801)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER MATTERS

     Effective as of July 20, 2009, Advanced Technologies Group, Ltd., a Nevada corporation ("ATG"), entered into an Asset Purchase Agreement with Dan Khasis, LLC ("Seller"), pursuant to which ATG acquired all of the rights to Seller's website "moveidiot.com" and the related software for a purchase price of $57,000 plus the issuance to Seller of 25,000 restricted shares of common stock. In addition, Seller may receive up to an additional 50,000 restricted shares of common stock if certain membership goals for the moveidiot.com website are met in the 12 months following the closing.

     Moveidiot.com is an online website which helps people and businesses expedite their move from one place to another.

ITEM 9.01(c) EXHIBITS

     99.1 Asset Purchase Agreement

     99.2 Press Release

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
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ADVANCED TECHNOLOGIES GROUP, LTD.


                                  By: /s/ Alex Stelmak
                                     ------------------------------------------
                                  Name:  Alex Stelmak
                                  Title: Chief Executive Officer

Date: July 21, 2009


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
                                  EXHIBIT INDEX

99.1 Asset Purchase Agreement

99.2 Press Release